OHIO EDISON COMPANY - CORPORATE
                            PRO FORMA BALANCE SHEETS
                               AS OF JUNE 30, 2005

                                                                           Non-nuclear
                                                    As Reported            Adjustments         Pro Forma
                                                    -----------            -----------         ---------
                                                                         (In thousands)
                      ASSETS
UTILITY PLANT:
   In service                                       $ 4,808,514          $ (2,001,003)  a    $ 2,807,511
   Less-Accumulated provision for depreciation        2,446,307            (1,186,662)  b      1,259,645
                                                    -----------          -------------       -----------
                                                      2,362,207              (814,341)         1,547,866
                                                    -----------          -------------       -----------
   Construction work in progress-
      Electric plant                                    103,893                  (258)  c        103,635
      Nuclear Fuel                                            -                     -                  -
                                                    -----------          -------------       -----------
                                                        103,893                  (258)           103,635
                                                    -----------          -------------       -----------
                                                      2,466,100              (814,599)         1,651,501
                                                    -----------          -------------       -----------
OTHER PROPERTY AND INVESTMENTS:
   Investment in lease obligation bonds                   9,072                                    9,072
   Nuclear plant decommissioning trusts                 302,945                                  302,945
   Long-term notes receivable from associated
    companies                                           174,635             1,034,991   d      1,209,626
   Other                                                860,928                  (262)  e        860,666
                                                    -----------          -------------       -----------
                                                      1,347,580             1,034,729          2,382,309
                                                    -----------          -------------       -----------
CURRENT ASSETS:
   Cash and cash equivalents                                143                    (1)  f            142
   Receivables-
      Customers                                               -                                        -
      Associated companies                              181,264                                  181,264
      Other                                               6,731                                    6,731
   Notes receivable from associated companies           594,025                                  594,025
   Materials and supplies, at average cost               69,491               (16,966)  g         52,525
   Prepayments and other                                  3,043                                    3,043
                                                    -----------          -------------       -----------
                                                        854,697               (16,967)           837,730
                                                    -----------          -------------       -----------
DEFERRED CHARGES:
   Regulatory assets                                    811,571                                  811,571
   Property taxes                                        61,419                (2,535)  h         58,884
   Unamortized sale and leaseback costs                  57,670                                   57,670
   Other                                                 56,019                                   56,019
                                                    -----------          -------------       -----------
                                                        986,679                (2,535)           984,144
                                                    -----------          -------------       -----------
                                                    $ 5,655,056             $ 200,628        $ 5,855,684
                                                    ===========          =============       ===========

            CAPITALIZATION AND LIABILITIES

CAPITALIZATION:
   Common stockholder's equity-
      Common stock, without par value, authorized
       175,000,000 shares - 100 shares outstanding  $ 2,099,089             $ 165,383   j    $ 2,264,472
      Accumulated other comprehensive loss              (57,125)                                 (57,125)
      Retained earnings                                 367,734                                  367,734
                                                    -----------          -------------       -----------
         Total common stockholder's equity            2,409,698               165,383          2,575,081
   Preferred stock                                       60,965                                   60,965
   Long-term debt and other long-term obligations     1,084,817                     -          1,084,817
                                                    -----------          -------------       -----------
                                                      3,555,480               165,383          3,720,863
                                                    -----------          -------------       -----------
CURRENT LIABILITIES:
   Currently payable long-term debt                     268,641                                  268,641
   Short-term borrowings-
      Associated companies                                2,960                                    2,960
      Other                                                   -                                        -
   Accounts payable-
      Associated companies                               75,156                                   75,156
      Other                                              10,096                                   10,096
   Notes payable to associated companies
   Accrued taxes                                        145,892                                  145,892
   Accrued interest                                       8,550                                    8,550
   Other                                                 56,622                                   56,622
                                                    -----------          -------------       -----------
                                                        567,917                     -            567,917
                                                    -----------          -------------       -----------
NONCURRENT LIABILITIES:
   Accumulated deferred income taxes                    621,311                67,599   k        688,910
   Accumulated deferred investment tax credits           52,723               (22,935)  l         29,788
   Asset retirement obligation                          207,515                (6,884)  m        200,631
   Retirement benefits                                  263,846                                  263,846
   Other                                                386,264                (2,535)  h        383,729
                                                    -----------          -------------       -----------
                                                      1,531,659                35,245          1,566,904
                                                    -----------          -------------       -----------
COMMITMENTS AND CONTINGENCIES
                                                    -----------          -------------       -----------
                                                    $ 5,655,056             $ 200,628        $ 5,855,684
                                                    ===========          =============       ===========


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COMBINED EXPLANATORY NOTES FOR THE PRO FORMA OPERATING COMPANY BALANCE SHEETS

     a.   The transfer of non-nuclear generation plant in service to FGCO.
     b. The transfer of the accumulated provision for depreciation on non-nuclear plant in service to FGCO.
     c. The transfer of non-nuclear plant construction work in progress to FGCO.
     d. The establishment of an associated company note receivable as consideration for the purchased assets and assumption of liabilities.
     e. The transfer of other property and investments related to non-nuclear plant assets to FGCO.
     f. The transfer of working cash funds used for expense advances at certain non-nuclear generation facilities to FGCO.
     g. The transfer of materials and supplies for non-nuclear generation plant to FGCO.
     h. The transfer of deferred property tax charges for non-nuclear generation plant to FGCO.
     i. The transfer of other work in progress for non-nuclear generation plant to FGCO.
     j. To record in other paid-in capital the difference between the net book value and the purchase price, pursuant to the purchase option in the Master Lease, for the non-nuclear generation assets.
     k. The transfer of accumulated deferred income taxes for non-nuclear generation plant to FGCO.
     l. The transfer of accumulated deferred investment tax credits for non-nuclear generation plant to FGCO.
     m. The transfer of asset retirement obligations related to the non-nuclear generation plants to FGCO.
     n. The transfer of deferred property taxes and accumulated deferred investment tax credits for non-nuclear generation plant to FGCO.
     o. The establishment of notes payable to associated companies to reflect the net liabilities transferred to FGCO.